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Exhibit 1.A.(1)    Resolution of the Board of Directors of United Investors Life
                   Insurance Company authorizing estab1ishrnent of the Variable Account

     BE IT RESOLVED, that the Corporation, pursuant to the provisions of Section
376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated, "United Investors Life Variable Account" hereinafter "Life Variable Account") for the following use and purposes, and subject to such conditions as are hereinafter set forth:

     FURTHER RESOLVED, that the Life variable Account shall be established for the purpose of providing for the issuance by the Corporation of such variable life insurance contracts ("Contracts") as the Executive Committee may designate and shall constitute a separate account into which allocated amounts are paid to or held by the Corporation under such Contracts; and

     FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Life Variable Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Corporation; and

     FURTHER RESOLVED, that the fundamental investment policy of the Life variable Account shall be to invest or reinvest the assets of the Life Variable Account in securities issued by such investment companies registered under the Investment Company Act of 1940 as may be specified in therespective Contracts; and

     FURTHER RESOLVED, that four investment divisions be, and hereby are established within the Life Variable Account, to which net payments under the Contracts will be allocated in accordance with instructions received from contract holders, and that the Executive Committee be, and hereby is, authorized to increase or decrease the number of investment divisions in the Life Variable Account as it deems necessary or appropriate; and

     FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

     FURTHER RESOLVED, that any two of the following; the President, the Vice President and Actuary and the Vice President and Controller be, and hereby are authorized to specify from time to time by written instrument, duly attached to and made a part of the records of the Corporation:

     (1) Those persons who shall be authorized to deposit such amount in the Life Variable Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Life Variable Account's operations.

     (2) Those persons who shall authorized to transfer funds from time to time between the Corporation's general account and the Life Variable Account as deemed necessary or appropriate and consistent with the terms of the Contracts.

     FURTHER RESOLVED, that the Executive Committee of the Corporation be, and hereby is authorized to change the designation of the Life Variable Account to such other designation as it may deem necessary or appropriate; and

     FURTHER RESOLVED, that the appropriate officers of the Corporation, with such assistance from the Corporation's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to. (a) Register the Life Variable

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Account as a unit investment trust under the Investment company Act of 1940 as amended; (b) Register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Corporation shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Life variable Account in order to comply with the Investment Company Act of 1940 the securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the corporation shall deem necessary or appropriate; and

      FURTHER RESOLVED, that the President, the Vice president and Actuary and the Vice president, Secretary and General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Life Variable Account, and by the Corporation as sponsor and depositor, a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of the Life variable Account and the Corporation and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Corporation; and

     FURTHER RESOLVED, that James L Sedgwick and Paul J. Mason are hereby appointed as agents for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized on behalf of the Life Variable Account and on behalf of the Corporation to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Corporation, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Corporation may deem necessary or desirable (including entering into whatever agreements and contracts as may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interest of the Life Variable Account and the Corporation; and

     FURTHER RESOLVED, that the President and the Vice President, Secretary and General Counsel of the Corporation be, and hereby are, authorized in the names and on behalf of the Life Variable Account and the Corporation to execute and file irrevocable written consents on the part of the Life Variable Account and the Corporation to be used in such states where such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Life Variable Account and of the Corporation for the purpose of receiving and accepting process; and

     FURTHER RESOLVED, that the President of the Corporation be, and hereby

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is, authorized to establish procedures under which the Corporation will institute procedures for providing voting rights for owners of such contracts with respect to securities owned by the Life variable Account; and

     FURTHER RESOLVED, that the President of the Corporation is hereby authorized to execute such agreement or agreements as are deemed necessary and appropriate (I)with Waddell & Reed, Inc. ("W&R"), or other qualified entity under which W&R or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Life Variable Account and the design, issuance, and administration of the Contracts.

     FURTHER RESOLVED, that, since it is expected that the Life Variable Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Corporation are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

    FINALLY RESOLVED, that the appropriate officers of the Corporation, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as are deemed necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.